Exhibit 99

NEWS
www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec. V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS SECOND QUARTER RESULTS

Second Quarter Highlights Include:

•	Net income of $15.2 million
•	Earnings per share of $.26, up 7%
•	Return on equity of 17.46%
•	Total assets exceed $5 billion
•	Non-accrual loans decrease by 19%

ANN ARBOR, Michigan—July 15, 2003—Republic Bancorp Inc., (Nasdaq: RBNC), today announced net income for the quarter ended June 30, 2003 of $15,158,000. This compares to net income of $14,534,000 for the second quarter of 2002. Diluted earnings per share were $.26, up 7% from $.24 earned in 2002. Net income generated annualized returns of 1.25% on average assets and 17.46% on average shareholders’ equity for the quarter ended June 30, 2003.

Net income for the six months ended June 30, 2003 was $30,311,000, compared to net income of $28,652,000 earned for the same period in 2002. For the six month period ending June 30, 2003, diluted earnings per share were $.52, an increase of 8% over the $.48 earned in 2002. Annualized returns on average assets and average shareholders’ equity for the first six months of 2003 were 1.28% and 17.67%, respectively.

“We are very pleased to report another strong quarter for the Company,” commented Dana M. Cluckey, President and Chief Executive Officer. “Our earnings growth was driven by an increase in both net interest income and noninterest income. Total assets grew to over $5 billion during the quarter, a milestone for the Company. Our balanced business model of commercial, retail and mortgage banking continues to produce solid growth and consistent financial results. With our focus on providing distinctive personal service and emphasis on real estate secured lending, the Company continues to deliver earnings per share growth above its peer group,” added Mr. Cluckey.

Net interest income increased $1.3 million, or 4%, for the quarter ended June 30, 2003 compared to the first quarter of 2003 and increased $904,000 over the second quarter of 2002. These increases were primarily a result of the 4% growth in interest earning assets for the second quarter of 2003 compared to the first quarter of 2003 and the 10% growth over the quarter ended June 30, 2002. The net interest margin for the quarter ended June 30, 2003, was 3.24%, up 1 basis point compared to the first quarter of 2003.

Total noninterest income increased $636,000, or 4%, for the quarter ended June 30, 2003 compared to the first quarter of 2003 and increased $3.5 million over the second quarter of 2002. These increases were primarily due to higher levels of service charges, mortgage banking income, and income from bank owned life insurance.

The Company had growth in all targeted loan areas and annualized core deposit growth of 9% during the quarter. The Company had a very strong quarter in mortgage banking with $1.3 billion in single-family residential mortgage originations, up 96% over the second quarter of 2002. At June 30, 2003, the Company’s mortgage loan pipeline of applications in process was $991 million.

The Company’s asset quality remains very sound. Total non-accrual loans decreased $6.7 million, or 19%, from March 31, 2003, and decreased 23% from December 31, 2002. Net charge-offs to total average loans were 18 basis points for the quarter and remain substantially below the Company’s peer group. The Company’s allowance for loan losses to loans, excluding residential real estate mortgages, was 1.86% at June 30, 2003.

Effective January 1, 2003, the Company adopted the fair value method of recording stock options under SFAS 123. In accordance with the transitional guidance of SFAS 148, the fair value method of accounting for stock options will be applied prospectively to awards granted subsequent to January 1, 2003. In the first half of 2003, the Company issued restricted stock in lieu of stock option grants. As a result, the income statement impact associated with expensing stock options was immaterial in the first and second quarters and is expected to be immaterial for the remainder of 2003.

During the second quarter of 2003, the Company repurchased 372,500 shares at an average price of $12.90 per share under the 2001 Stock Repurchase Program. The 2001 Stock Repurchase Program allows for the repurchase of up to 4,300,000 shares, of which 460,000 shares are available for repurchase at June 30, 2003.

About the Company
Republic Bancorp Inc., with $5.0 billion in assets, is the third largest bank holding company headquartered in Michigan and the 84th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 96 retail, commercial and mortgage banking offices and 102 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 9th consecutive year and one of the Midwest’s top ten retail mortgage lenders. Republic has been ranked three times on FORTUNE’s “100 Best Places to Work in America” and twice named to Working Mother magazine’s list of “100 Best Companies for Working Mothers”.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.34 per common share, which represents a yield of approximately 2.4% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s 2002 Form 10-K filing with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	Mar. 31,	Dec. 31,	June 30,
	2003	2003	2002	2002

	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$89,976	$77,281	$75,625	$73,303
Mortgage loans held for sale	479,753	324,444	660,999	197,448
Securities available for sale	372,232	318,862	248,931	466,135
Loans	3,954,998	3,857,837	3,656,543	3,551,626
Less allowance for loan losses	(38,269)	(37,185)	(36,077)	(29,870)

Net loans	3,916,729	3,820,652	3,620,466	3,521,756

Premises and equipment	27,084	27,452	27,790	29,006
Bank owned life insurance	89,192	88,193	87,192	—
Other assets	55,989	55,383	57,192	69,502

Total assets	$5,030,955	$4,712,267	$4,778,195	$4,357,150

LIABILITIES
Noninterest-bearing deposits	$298,832	$274,956	$260,634	$239,680
Interest-bearing deposits:
NOW accounts	179,855	176,454	176,366	159,354
Savings and money market accounts	972,034	968,591	910,863	865,279
Certificates of deposit	1,365,833	1,442,928	1,440,409	1,410,075

Total interest-bearing deposits	2,517,722	2,587,973	2,527,638	2,434,708

Total deposits	2,816,554	2,862,929	2,788,272	2,674,388

Federal funds purchased and other short-term borrowings	266,499	225,910	209,070	183,500
Short-term FHLB advances	405,000	125,000	305,000	125,000
Long-term FHLB advances	1,042,804	1,025,668	1,002,943	892,670
Accrued expenses and other liabilities	98,836	81,698	76,682	61,926
Long-term debt	—	—	13,500	13,500

Total liabilities	4,629,693	4,321,205	4,395,467	3,950,984
Trust preferred securities and preferred stock of subsidiary	50,000	50,000	50,000	78,719

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock, $5 par value, 75,000,000 shares authorized; 57,377,000, 57,560,000, 57,441,000, and 58,540,000 issued and outstanding, respectively	286,883	287,802	287,207	266,092
Capital surplus	38,081	40,669	40,633	38,574
Unearned compensation — restricted stock	(2,357)	(2,682)	(368)	(1,370)
Retained earnings	24,952	14,634	4,373	23,177
Accumulated other comprehensive income	3,703	639	883	974

Total shareholders’ equity	351,262	341,062	332,728	327,447

Total liabilities and shareholders’ equity	$5,030,955	$4,712,267	$4,778,195	$4,357,150

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Interest Income
Loans, including fees	$62,944	$64,288	$125,880	$133,315
Investment securities	3,898	5,563	6,712	10,071

Total interest income	66,842	69,851	132,592	143,386

Interest Expense
Deposits	14,432	19,064	29,926	39,704
Short-term borrowings	958	857	1,776	1,640
FHLB advances	14,512	13,653	28,311	27,861
Long-term debt	—	241	39	483

Total interest expense	29,902	33,815	60,052	69,688

Net interest income	36,940	36,036	72,540	73,698
Provision for loan losses	3,000	2,400	6,000	4,800

Net interest income after provision for loan losses	33,940	33,636	66,540	68,898

Noninterest Income
Service charges	2,735	2,017	5,387	4,006
Mortgage banking income	10,455	8,140	20,191	15,662
Gain on sale of securities	432	417	880	818
Income from bank owned life insurance	1,320	—	2,615	—
Other noninterest income	555	1,423	1,285	2,088

Total noninterest income	15,497	11,997	30,358	22,574

Noninterest Expense
Salaries and employee benefits	16,040	12,950	30,455	26,877
Occupancy expense of premises	2,496	2,485	5,139	4,972
Equipment expense	1,721	1,665	3,426	3,345
Other noninterest expense	6,444	5,757	12,063	11,460
Dividends on trust preferred securities and preferred stock of subsidiary	1,075	1,755	2,150	3,511

Total noninterest expense	27,776	24,612	53,233	50,165

Income before income taxes	21,661	21,021	43,665	41,307
Provision for income taxes	6,503	6,487	13,354	12,655

Net income	$15,158	$14,534	$30,311	$28,652

Basic earnings per share	$.26	$.25	$.53	$.49

Diluted earnings per share	$.26	$.24	$.52	$.48

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$1,094	$459	$1,917	$1,019
Adjustable rate	216	209	381	360

Total residential mortgage loan closings	$1,310	$668	$2,298	$1,379

Conventional loans	$1,097	$471	$1,916	1,009
Government loans	86	104	149	190
Jumbo and other loans	127	93	233	180

Total residential mortgage loan closings	$1,310	$668	$2,298	$1,379

Refinances (percent of total)	71%	38%	73%	48%

Performance Ratios (annualized for the quarter):
Return on average assets	1.25%	1.34%	1.28%	1.29%
Return on average equity	17.46%	18.12%	17.67%	18.13%
Net interest margin	3.24%	3.53%	3.23%	3.53%
Efficiency ratio (1)	51.34%	48.00%	50.07%	48.88%

Per Common Share Data:
Average common shares outstanding — diluted	58,287	59,562	58,294	59,367
Cash dividends declared	$.085	$.077	$.170	$.155
Book value	$6.12	$5.59	$6.12	$5.59
Tangible book value	$6.01	$5.47	$6.01	$5.47

	June 30,	Mar. 31,	Dec. 31,	June 30,
	2003	2003	2002	2002

Capital Ratios:
Shareholders’ equity to assets	6.98%	7.24%	6.96%	7.52%
Tier 1 risk-based capital	11.38%	11.63%	11.18%	12.82%
Total risk-based capital	12.50%	12.75%	12.26%	13.78%
Tier 1 leverage	8.09%	8.26%	7.81%	9.19%

(1)	Includes total noninterest expense, excluding dividends on trust preferred securities, divided by total revenue, excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Average Balances:
Total assets	$4,840,227	$4,335,061	$4,746,656	$4,430,101
Short-term investments	338	1,080	282	924
Mortgage loans held for sale	371,728	258,254	404,546	411,163
Securities available for sale	345,646	429,551	308,540	398,415
Portfolio loans	3,930,566	3,517,784	3,841,222	3,486,791
Total earning assets	4,648,278	4,206,669	4,554,590	4,297,293
Interest-bearing deposits	2,541,999	2,422,733	2,549,842	2,460,219
Short-term borrowings	283,163	183,828	263,253	176,597
Short-term FHLB advances	275,330	163,758	227,072	249,127
Long-term FHLB advances	1,031,727	877,881	1,012,054	862,739
Long-term debt	—	13,500	1,125	13,500
Total interest bearing liabilities	4,132,219	3,661,700	4,053,346	3,762,182
Shareholders’ equity	347,170	320,888	343,063	316,122

Interest Margin:
Assets:
Short-term investments	0.61%	1.32%	1.09%	1.80%
Mortgage loans held for sale	5.65%	6.64%	5.69%	6.67%
Securities available for sale	5.38%	6.28%	5.16%	6.30%
Portfolio loans:
Commercial loans	6.13%	6.85%	6.20%	7.00%
Residential real estate mortgage loans	5.56%	6.65%	5.66%	6.62%
Installment loans	6.09%	7.05%	6.18%	7.12%

Total loans, net of unearned income	5.85%	6.80%	5.95%	6.85%

Total interest-earning assets	5.80%	6.73%	5.87%	6.78%

Liabilities:
Interest-bearing demand deposits	0.36%	0.65%	0.39%	0.64%
Savings deposits	1.38%	1.84%	1.51%	1.82%
Time deposits	3.13%	4.23%	3.18%	4.36%

Total interest-bearing deposits	2.28%	3.16%	2.37%	3.25%
Short-term borrowings	1.34%	1.84%	1.34%	1.85%
Short-term FHLB advances	1.49%	3.41%	1.52%	3.08%
Long-term FHLB advances	5.17%	5.52%	5.22%	5.53%
Long-term debt	—	7.15%	6.93%	7.15%

Total interest bearing liabilities	2.88%	3.68%	2.97%	3.71%

Net interest income/rate spread (FTE)	2.92%	3.05%	2.90%	3.07%
Impact of noninterest bearing sources of funds	0.32%	0.48%	0.33%	0.46%

Net interest margin (FTE)	3.24%	3.53%	3.23%	3.53%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2003	2003	2002	2002

Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$44,352	$45,648	$48,509	$60,365
Commercial real estate mortgage	1,432,456	1,423,007	1,420,758	1,373,090

Total commercial loans	1,476,808	1,468,655	1,469,267	1,433,455
Residential real estate mortgages	1,894,246	1,807,318	1,593,929	1,526,068
Installment loans:
Consumer direct	561,782	552,970	556,507	534,882
Consumer indirect	22,162	28,894	36,840	57,221

Total installment loans	583,944	581,864	593,347	592,103

Total portfolio loans	$3,954,998	$3,857,837	$3,656,543	$3,551,626

Non-performing assets:
Non-accrual loans:
Commercial	$16,696	$19,920	$19,167	$13,923
Residential real estate mortgage	10,534	13,035	15,215	12,486
Installment	1,523	2,531	2,876	2,468

Total non-accrual loans	28,753	35,486	37,258	28,877
Restructured loans	—	—	2,309	—
Other real estate owned	3,456	3,459	2,904	2,485

Total non-performing assets	$32,209	$38,945	$42,471	$31,362

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$37,185	$36,077	$33,124	$29,324
Loans charged off:
Commercial	1,542	1,146	1,246	692
Residential real estate mortgage	189	430	232	342
Installment — direct	502	372	400	414
Installment — indirect	170	330	430	706

Total charge-offs	2,403	2,278	2,308	2,154

Recoveries:
Commercial	259	84	16	51
Residential real estate mortgage	—	—	—	9
Installment — direct	93	110	50	74
Installment — indirect	135	192	195	166

Total recoveries	487	386	261	300

Net charge-offs	1,916	1,892	2,047	1,854
Provision charged to expense	3,000	3,000	5,000	2,400

Balance at end of period	$38,269	$37,185	$36,077	$29,870

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

June 30,	March 31,	Dec. 31,	June 30,
2003	2003	2002	2002

Asset Quality Ratios:
Non-performing assets to loans and other real estate owned (1)	.73%	.93%	.98%	.84%
Non-performing assets to total assets	.64%	.83%	.89%	.72%
Allowance for loan losses to non-performing loans	133.10%	104.79%	91.18%	103.44%
Allowance for loan losses to loans (2)	.97%	.96%	.99%	.84%
Allowance for loan losses to loans (excluding residential real estate mortgages) (2)	1.86%	1.81%	1.75%	1.47%
Net charge-offs to average loans: (1,3)
Commercial loans	.35%	.29%	.33%	.18%
Residential real estate mortgage loans	.03%	.08%	.04%	.08%
Direct installment loans	.29%	.19%	.25%	.26%
Indirect installment loans	.55%	1.68%	2.30%	3.41%

Total loans	.18%	.18%	.19%	.20%

Earnings coverage of net charge-offs (3,4)	12.65	x	12.98	x	10.63	x	12.41	x

(1)	Includes mortgage loans held for sale.
(2)	Excludes mortgage loans held for sale.
(3)	Quarter-to-date, annualized.
(4)	Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.